UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2006

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.         Entry into a Material Definitive Agreement.

In accordance with our intention, announced March 30, 2006, to explore strategic alternatives with respect to our European Wholesale business, on August 14, 2006, we (through an indirect wholly owned subsidiary) entered into a Share Sale and Purchase Agreement with ALG Holding AB (“ALG”) in which we agreed to sell Blyth HomeScents International GmbH (“BHI GmbH”) to ALG.  BHI GmbH is the holding company for a group of companies (the “Gies Group”) that market products in Europe under brand names that include Asp-Holmblad®, Gies ® and Liljeholmens®.  We completed the sale of BHI GmbH on August 17, 2006.  We have been advised that a Managing Director of the Gies Group is a minority shareholder of ALG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: August 18, 2006	By:	/s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President and General Counsel